Exhibit 5.1

July 2, 2021

Ring Energy Inc.

1725 Hughes Landing Boulevard

Suite 900

The Woodlands, TX 77380

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ring Energy Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of 9,558,845 shares of the Company’s common stock (the “Shares”) issuable under the Ring Energy, Inc. 2021 Omnibus Incentive Plan (the “Plan”). Capitalized terms used but not defined herein have the respective meanings assigned to them in the Plan.

This letter is being furnished pursuant to Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) an Officer’s Certificate (with Exhibits), dated as of June 30, 2021 (the “Officer’s Certificate”), executed by the Chief Financial Officer of the Company; (ii) the articles of incorporation (as amended) and amended and restated bylaws of the Company, certified by the Chief Financial Officer of the Company as of June 30, 2021; (iii) the Registration Statement, as furnished to us by the Company (excluding items incorporated therein by reference); (iv) the Plan, as set forth in the Company’s proxy statement filed with the Commission on April 22, 2021, and certified by the Chief Financial Officer of the Company as of June 30, 2021; and (v) such other records and documents as we considered appropriate.

We have assumed (A) the genuineness of all signatures on documents submitted to us; (B) the legal capacity of all natural persons executing all relevant documents; (C) the accuracy and completeness of all corporate records provided to us by the Company and all public records reviewed by us; (D) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even if signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (E) the conformity to the originals of all documents submitted to us as copies; (F) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter; (G) the effectiveness of the Plan as set forth in the proxy statement referenced above; and (H) the Shares when issued under the Plan, together with the number of other shares of the Company’s common stock then outstanding, will not exceed 150,000,000.

Ring Energy Inc.

July 2, 2021

Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, and if and when (i) the Registration Statement is effective under the Act and (ii) the Shares are issued in accordance with the Plan and the Registration Statement (as effective under the Act) (A) as consideration for the achievement of the Performance Goals or other applicable criteria established by the Company pursuant to the Plan (in the case of Awards consisting of Restricted Shares, Restricted Stock Units payable in Shares, or Other Share Based Awards payable in Shares) or (B) when paid for in full in accordance with the terms of the Plan (in the case of Shares issued pursuant to the exercise of Options), the Shares will be legally issued, fully paid and non-assessable.

We are licensed to practice law in the State of Nevada and the opinion set forth herein is expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect.

This letter is being delivered to the Company in connection with the Company’s filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated under the Act.

Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above, and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Shares, any securities other than the Shares, or the Plan.

This letter is issued in the State of Nevada and by issuing this letter, we shall not be deemed transacting business in any other state. Furthermore, in issuing this letter to you, we do not consent to the jurisdiction of any state or local governmental authority other than the State of Nevada.

Very truly yours,

/s/ Saltzman Mugan Dushoff

Saltzman Mugan Dushoff